SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 16, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Mellon Financial Corporation (the “Corporation”) approved the forms of the Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04) (the “Senior Officer Plan”) and the Elective Deferred Compensation Plan (Post 12/31/04) (the “Elective Plan”). On October 17, 2006, the Board of Directors of the Corporation approved the form of the Elective Deferred Compensation Plan for Directors (Post 12/31/04) (the “Director Plan”). The Senior Officer Plan, the Elective Plan and the Director Plan (collectively, the “Plans”) are attached hereto as Exhibits 99.1, 99.2, and 99.3, respectively. The Elective Plan and the Senior Officer Plan allow for the deferral of compensation otherwise payable to executive officers and other management employees. The Director Plan allows for the deferral of compensation otherwise payable to non-employee directors. The Plans contain provisions for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, which provisions were effective January 1, 2005 (as previously described in Form 8-K, filed with the Securities and Exchange Commission on February 18, 2005). The Plans also permit participants to elect a deemed investment in the Corporation’s Common Stock effective January 1, 2007. Amounts are generally deferred until separation from service, except that the Plans permit participants to elect among various deferral accounts with differing payment dates.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description
99.1	Form of Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04).

99.2	Form of Elective Deferred Compensation Plan (Post 12/31/04).

99.3	Form of Elective Deferred Compensation Plan for Directors (Post 12/31/04).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 20, 2006	MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Form of Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04).	Filed herewith

99.2	Form of Elective Deferred Compensation Plan (Post 12/31/04).	Filed herewith

99.3	Form of Elective Deferred Compensation Plan for Directors (Post 12/31/04).	Filed herewith